Exhibit 3.15

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

MAIL MARKETING SYSTEMS, INC.

Pursuant to the provisions of Section 2-609 of the Maryland General Corporation Law, Mail Marketing Systems, Inc. (the “Corporation”), a Maryland corporation having its principal office in Prince George’s County, Maryland, hereby certifies that:

FIRST: The Corporation desires to amend and restate its charter. The charter of the corporation is hereby amended by striking out the entirety of the Articles of Incorporation and the Articles Supplementary and inserting in lieu thereof this Articles of Amendment and Restatement.

SECOND: The provisions hereinafter set forth in this Article of Amendment and Restatement are all of the provisions of the charter of the Corporation currently in effect.

THIRD: The Articles of Amendment and Restatement have been approved by a Board of Directors of the Corporation, and by the Stockholders of the Corporation by unanimous written consent.

FOURTH: The name of the Corporation is:

MAIL MARKETING SYSTEM, INC.

FIFTH: The purpose for which the Corporation is organized is to engage in any lawful business or other activity for which corporations may be organized under the General Corporate Law of Maryland.

SIXTH: The address of the principal office of the Corporation in the State of Maryland is 8318 Sherwick Court, Jessup Maryland 20794.

SEVENTH: The name and address of the current resident agent of the Corporation is CSC-Lawyers Incorporating Service Company, 11 East Chase Street Baltimore, MD 21202.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue is Ten Thousand (10,000) shares of par value of one dollar ($1.00) each, all of which shares are of one class and are designated common stock. The aggregate par value of all shares having par is Ten Thousand Dollars ($10,000.00).

NINTH: The Corporation shall have 3 directors. The names of the directors currently in office are:

David M. Stigler

Donald McCombs

David J. Hennessey

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 5 page document on file in this office. DATED: 11-7-03. STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: Alexander Squal, Custodian This stamp replaces our previous certification system. Effective: 6/95

TENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock, with or without par value, of any class, and securities convertible into shares of its stock, with or without par value, of any class, for such considerations as said Board of Directors may deem advisable, irrespective of the value or amount of such considerations, but subject to such limitations and restrictions, if any, as may be set forth in the Bylaws of the Corporation.

(b) No contract or other transaction between this Corporation and any other corporation and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any directors individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation, which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction.

(c) The Board of Directors shall have power, from time to time, to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any, and if any, what part, of the surplus of the Corporation or of the net profits arising from its business shall be declared in dividends and paid to the stockholders, subject, however, to the provisions of the charter, and to direct and determine the use and disposition of any of such surplus or net profits. The Board of Directors may in its discretion use and apply any of such surplus or net profits in purchasing or acquiring any of the shares of the stock of the Corporation, or any of its bonds or other evidences of indebtedness, to such extent and in such manner and upon such lawful terms as the Board of Directors shall deem expedient.

(d) The Corporation reserves the right to make from time to time any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms of any class of its stock by classification, re-classification or otherwise, but no such amendment which changes the terms of any of the outstanding stock shall be valid unless such change of terms shall have been authorized by the holders of all of such stock at the time outstanding, by vote at a meeting or in writing with or without a meeting.

(e) No holders of stock of the Corporation, of whatever class, shall have any pre-emptive or preferential right of subscription to any shares of any class or to any securities convertible into shares of stock of the Corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine, and at such price as the Board of Directors in its discretion may fix; and any shares or convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock may, as said Board of Directors shall determine, be offered to holders of any class or classes of stock at the time existing to the exclusion of holders of any or all other classes at the time existing.

(f) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the shares of stock of the Corporation, or to be otherwise taken or authorized by vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this charter.

(g) The Board of Directors shall have power, subject to any limitations or restrictions herein set forth or imposed by law, to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

(h) The Board of Directors shall have power to declare and authorize the payment of stock dividends, whether or not payable in stock of one class to holders of stock of another class or classes; and shall have authority to exercise, without a vote of stockholders, all powers of the Corporation whether conferred by law or by these articles, to purchase, lease or otherwise acquire the business, assets or franchises, in whole or in part, of other corporations or unincorporated business entities.

TENTH: This Corporation is (i) required to provide indemnification of (and advancement of expenses to) to directors and officers to the fullest extent permitted by the General Corporation Law and other applicable laws, and (ii) permitted to provide indemnification of (and advancement of expenses to) other employees and agents of this Corporation (and any other persons to which the Maryland General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Maryland General Corporation Law, subject, in each case, only to limits created by applicable law (statutory or non-statutory). Any amendment, repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer, or agent occurring prior to, such amendment, repeal or modification.

IN WITNESS WHEREOF: Mail Marketing Systems, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on behalf by its President and attested by its Secretary on June 7, 2001.

ATTEST: Mail Marketing Systems, Inc.

/s/ Norman C. Schultz	/s/ David M. Stigler
Norman C. Schultz, President	David M. Stigler, Secretary

THE UNDERSIGNED, President of Mail Marketing Systems, Inc., who executed on behalf of said corporation, the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Norman C. Schultz
Norman C. Schultz

Subscribed and sworn to before me this 7th day of June, 2001.

/s/ Sondra F. Diggs
Notary Public

Sondra F. Diggs Notary Public State of Maryland My Commission Expires November 1, 2001